UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2022

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GROVE, INC.
(Exact name of registrant as specified in its charter)

 _______________________________

Nevada	333-25526	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17129 US Hwy 19 N.

Clearwater, FL 33760

(Address of Principal Executive Offices) (Zip Code)

(701) 353-5425

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GRVI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2022, Grove, Inc. (the “Company”), and its indirect wholly owned subsidiary Upexi Pet Products, LLC, a Delaware limited liability company (“UPP”) entered into an Asset Purchase Agreement (the “APA”) with GA Solutions, LLC, a Delaware limited liability company (“Seller”), and its principals Andzej Sakevic and Gerbert Doronin Koltan, pursuant to which UPP acquired substantially all of the assets of the Seller (the “Transaction”). The base consideration paid by the Company in the transaction totals Three Million Dollars ($3,000,000), subject to adjustment, and consists of: (i) Two Million Dollars ($2,000,000) less a broker fee and other Transaction expenses totaling Three Hundred Fourteen Thousand Five Hundred Dollars ($314,500) that was paid into escrow, to be released upon the transfer of certain assets from Seller to UPP, (ii) Five Hundred Thousand Dollars ($500,000) payable on the latter of the release from escrow and 90 days post closing, and (iii) Five Hundred Thousand Dollars ($500,000) payable on the latter of the release from escrow and 180 days post closing. In addition, the Company has agreed to purchase certain inventory from the Seller upon its valuation having been determined. There is a two way post-closing working capital adjustment based on target working capital of Zero Dollars ($0.00). The APA also provides for a two way post-closing adjustment based on a target adjusted revenue for the business acquired of One Million Four Hundred Ninety-Two Thousand Three Hundred Twenty-Nine Dollars ($1,492,329) for the period of August 1, 2022 through December 31, 2022.

The APA contains customary confidentiality, non-competition, and non-solicitation provisions for the Seller and Seller’s affiliates.

The assertions embodied in the representations and warranties contained in the APA were made solely for purposes of the APA and are not intended to provide factual, business, or financial information about the Company, the Seller or UPP. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among the Company, UPI and Seller, rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the APA that were made to the other party in connection with the negotiation of the APA and generally were solely for the benefit of the parties to that agreement. The APA should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, documents that the Company files with the SEC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Transaction closed on August 12, 2022. The information provided in Item 1.01 of this Current Report on Form 8-K related to the APA is incorporated by reference into this Item 2.01.

Item 8.01 Other Events.

On August 16, 2022, the Company issued a press release announcing its entry into the APA and the closing of the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release issued by Grove, Inc., dated August 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE, INC.

Date: August 16, 2022	By:	/s/ Allan Marshall
Allan Marshall
Chief Executive Officer and Chairman

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